          AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of April 15, 2009 (this “Amendment Agreement”), among KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the “Borrower”), KRISPY KREME DOUGHNUTS, INC., a North Carolina corporation (the “Parent Guarantor”), the SUBSIDIARY GUARANTORS (as defined in the Credit Agreement referred to below) signatory hereto and the LENDERS (as defined in the Credit Agreement referred to below) signatory hereto.

PRELIMINARY STATEMENTS

          WHEREAS, the Borrower is party to a Credit Agreement, dated as of February 16, 2007 (as amended by Amendment No. 1 to Credit Agreement, dated as of June 21, 2007, as further amended by Amendment No. 2 to Credit Agreement, dated as of January 23, 2008, and as further amended by Amendment No. 3 to Credit Agreement, dated as of April 9, 2008, the “Credit Agreement”), among the Borrower, the Parent Guarantor, the Subsidiary Guarantors, the Lenders, and Credit Suisse, Cayman Islands Branch, as Administrative Agent, Collateral Agent, Issuing Lender, and Swingline Lender.

          WHEREAS, the Borrower has requested that the Required Lenders agree to amend certain provisions of the Credit Agreement, and the Required Lenders have agreed, subject to the terms and conditions hereinafter set forth to such amendments.

          Accordingly, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which are hereby acknowledged, the parties hereto hereby agree as follows:

          SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall be used herein as defined in the Credit Agreement as modified hereby.

          SECTION 2. Amendments. As of the Amendment Effective Date (as defined below):

          (a) The following definitions are added to Section 1.01 of the Credit Agreement:

     (i) “‘Existing Hedging Agreement’ means, collectively, the two interest rate swap agreements, each dated May 16, 2007 between the Borrower and Wachovia Bank, N.A. and Credit Suisse International, and each having a notional amount of $30 million and expiring on April 30, 2010.”

     (ii) “‘Liquidity’ means, as of the last day of the end of an applicable Fiscal Year, the sum of (1) the aggregate amount of cash and cash equivalents of the Borrower and the Guarantors that would not appear as “restricted” on a consolidated balance sheet of the Parent Guarantor as of such date plus (2) if no Default or Event of Default has occurred and is continuing, the entire unused available balance of the total Revolving Credit Commitments (but not to exceed $5,000,000) then in effect.”

          (b) The definition of “Applicable Commitment Fee Rate” in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

          “‘Applicable Commitment Fee Rate’ means 1.00% per annum.”

          (c) The definition of “Applicable Margin” in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

“‘Applicable Margin’ means: (a) with respect to any ABR Loan, 6.50% per annum; and (b) with respect to any Eurodollar Loan, 7.50% per annum. The Applicable Margin for the Incremental Loans of any Series shall be determined at the time such Series of Loans is established pursuant to Section 2.01(c); and (i) if the Applicable Margin for Incremental Facility Term Loans of any Series would otherwise be more than 25 basis points higher than the Applicable Margin for Term Loans, then the Applicable Margin for Term Loans shall be automatically increased to a rate per annum equal to 25 basis points less than the Applicable Margin for such Series of Incremental Facility Term Loans from and after the earlier of the initial date of borrowing of such Incremental Facility Term Loans or the date that the related Incremental Facility Term Loan Commitments are established and (ii) if the Applicable Margin for Incremental Revolving Credit Loans of any Series would otherwise be more than 25 basis points higher than the Applicable Margin for Revolving Credit Loans, then the Applicable Margin for Revolving Credit Loans shall be automatically increased to a rate per annum equal to 25 basis points less than the Applicable Margin for such Series of Incremental Facility Revolving Credit Loans from and after the date that the related Incremental Facility Revolving Credit Commitments are established.”

          (d) The definition of “Consolidated Interest Expense” in Section 1.01 of the Credit Agreement is deleted in its entirety and replaced with the following:

“‘Consolidated Interest Expense’ means, for any period, interest, whether expensed or capitalized, in respect of Indebtedness of any member of the Financial Test Group outstanding during such period; provided that Consolidated Interest Expense shall (i) exclude the write-off of deferred financing charges as a result of the Transactions and the amortization of deferred financing charges arising from the Transactions and (ii) exclude any amounts paid or accrued by the Borrower under the Existing Hedging Agreement (provided that this clause (ii) shall only become effective beginning with the Test Period in the first fiscal quarter of the 2010 Fiscal Year) and (iii) otherwise be calculated after giving effect to any Hedging Agreements other than the Existing Hedging Agreement (including associated costs), but excluding in any case unrealized gains and losses with respect to Hedging Agreements.”

          (e) The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is amended by adding the phrase “(without giving effect to clause (ii) of the proviso set forth in such definition)” immediately after the phrase “Consolidated Interest Expense” therein.

          (f) The table in Section 7.09(a) of the Credit Agreement setting forth the permitted Consolidated Leverage Ratio levels is deleted in its entirety and replaced with the following:

Period	Ratio
2009 Fiscal Year	4.75 to 1.00
2010 Fiscal Year	4.00 to 1.00
First Fiscal Quarter of 2011 Fiscal Year	3.75 to 1.00
Second Fiscal Quarter of 2011 Fiscal Year	3.50 to 1.00
Third Fiscal Quarter of 2011 Fiscal Year	3.25 to 1.00
Fourth Fiscal Quarter of 2011 Fiscal Year	3.00 to 1.00
2012 Fiscal Year	2.50 to 1.00
2013 Fiscal Year and thereafter	2.00 to 1.00

          (g) The table in Section 7.09(b) of the Credit Agreement setting forth the permitted Consolidated Interest Coverage Ratio levels is deleted in its entirety and replaced with the following:

Period	Ratio
2009 Fiscal Year	2.50 to 1.00
First Fiscal Quarter of 2010 Fiscal Year	2.00 to 1.00
Second Fiscal Quarter of 2010 Fiscal Year	2.00 to 1.00
Third Fiscal Quarter of 2010 Fiscal Year	2.20 to 1.00
Fourth Fiscal Quarter of 2010 Fiscal Year	2.35 to 1.00
First Fiscal Quarter of 2011 Fiscal Year	2.75 to 1.00
Second Fiscal Quarter of 2011 Fiscal Year	2.75 to 1.00
Third Fiscal Quarter of 2011 Fiscal Year	2.95 to 1.00
Fourth Fiscal Quarter of 2011 Fiscal Year	3.15 to 1.00
2012 Fiscal Year	3.75 to 1.00
2013 Fiscal Year and thereafter	4.50 to 1.00

          (h) Section 7.09(c) of the Credit Agreement is deleted in its entirety and replaced with the following:

“(c) Capital Expenditures. The Parent Guarantor will not permit the aggregate amount of Capital Expenditures by the Parent Guarantor and its Included Subsidiaries to exceed the following respective amounts for the following respective periods:

Period	Amount
2009 Fiscal Year	$17,500,000
2010 and 2011 Fiscal Year	$10,000,000
2012 Fiscal Year and each Fiscal	$20,000,000
Year thereafter

Notwithstanding the foregoing, (i) if the aggregate amount of Capital Expenditures for any Fiscal Year shall be less than the amount permitted by the table above to be made in such Fiscal Year, then 50% of the shortfall shall be added to the amount of Capital Expenditures permitted for the immediately succeeding (but not any other) Fiscal Year (hereinafter, a “Carry-forward”) (provided that no Carry-forward shall be permitted from the 2009 Fiscal Year to the 2010 Fiscal Year); (ii) if, as of the Test Period ending on the last day of the 2010 Fiscal Year, (x) the Consolidated Leverage Ratio does not exceed 3.25 to 1.00 and (y) Liquidity is at least $10,000,000, the aggregate amount of Capital Expenditures permitted for such Fiscal Year shall be increased by $3,000,000; and (iii) if, as of the Test Period ending on the last day of the 2011 Fiscal Year, (x) the Consolidated Leverage Ratio does not exceed 2.50 to 1.00 and (y) Liquidity is at least $10,000,000, the aggregate amount of Capital Expenditures permitted for such Fiscal Year shall be increased by $5,000,000. For purposes of the foregoing, the amount of Capital Expenditures made during any Fiscal Year shall be deemed to have been made first from the amount permitted by the table above to be made in such Fiscal Year, next from any increased amount referred to in clauses (ii) and (iii) above and last from any Carry-forward.”

          SECTION 3. Representations and Warranties. Each of the Borrower and the Parent Guarantor hereby represents and warrants to the undersigned Lenders that, after giving effect to the amendments herein, (a) the representations and warranties of the Borrower and the Parent Guarantor set forth in the Credit Agreement, and of each Obligor in each of the other Loan Documents to which it is a party, are true and correct in all material respects on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to an earlier date), with each reference therein to the Credit Agreement being deemed for purposes hereof to be a reference to the Credit Agreement as modified hereby and (b) no Default has occurred and is continuing.

          SECTION 4. Conditions to Effectiveness. The amendments set forth in Section 2 hereof shall become effective when, and only when, and as of the date (the “Amendment Effective Date”) on which the Administrative Agent shall have received:

     (a) counterparts of this Amendment Agreement executed by the Borrower, each of the Guarantors, and the Required Lenders;

     (b) payment of fees and expenses of the Administrative Agent set forth in the Amendment No. 4 to Credit Agreement Fee Letter, dated April 6, 2009, between the Administrative Agent and the Borrower (including the reasonable and accrued fees of counsel to the Administrative Agent);

     (c) payment of fees and expenses of Wachovia Capital Markets, LLC set forth in the Fourth Amendment Engagement Letter, dated April 2, 2009, between Wachovia Capital Markets, LLC and the Borrower;

     (d) payment of an amendment fee for the account of each Lender that has approved this Amendment Agreement equal to 1.00% of such Lender’s aggregate outstanding Revolving Credit Commitments and Term Loans as of the date hereof (prior to giving effect to the Revolving Credit Commitment reduction and the Term Loan prepayment described in Section 5 herein);

     (e) a favorable opinion of (i) Cahill Gordon & Reindel LLP, special New York counsel to the Borrower and the Parent Guarantor and (ii) Kilpatrick Stockton, LLP, special North Carolina counsel to the Borrower and the Parent Guarantor, in each case, dated the Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent covering such matters (including without limitation the enforceability of this Amendment Agreement and the Credit Agreement as amended hereby and the valid organization, good standing and due authorization of the Borrower and the Parent Guarantor) as the Administrative Agent shall reasonably request;

     (f) (i) a certificate, signed by the Secretary or Assistant Secretary of the Borrower and dated the Amendment Effective Date, evidencing the organization, existence and good standing of the Borrower, the authorization of this Amendment Agreement and any other legal matters relating to the Borrower or this Amendment Agreement as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; and (ii) a certificate, signed by the Secretary or Assistant Secretary of the Parent Guarantor and dated the Amendment Effective Date, evidencing the organization, existence and good standing of the Parent Guarantor, the authorization of this Amendment Agreement and any other legal matters relating to the Parent Guarantor or this Amendment Agreement as the Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent; and

     (g) (i) a certificate, signed by a duly authorized officer of the Borrower and dated the Amendment Effective Date, in respect of the matters set forth in Section 3 above, in form and substance reasonably satisfactory to the Administrative Agent; and (ii) a certificate, signed by a duly authorized officer of the Parent Guarantor and dated the Amendment Effective Date, in respect of the matters set forth in Section 3 above, in form and substance reasonably satisfactory to the Administrative Agent; provided that, this Amendment Agreement shall not become effective unless the Borrower shall have prepaid the Term Loans as described in Section 5 herein.

          SECTION 5. Reduction of Revolving Credit Commitment; Prepayment of Term Loans. On the Amendment Effective Date, (a) the aggregate Revolving Credit Commitment under the Credit Agreement shall be reduced to $25,000,000, such reduction to be made ratably among the Revolving Credit Lenders; and (b) the Borrower shall prepay, in accordance with the terms of the Credit Agreement, the Term Loans in an aggregate principal amount of $20,000,000, plus accrued interest and any payments required by Section 2.15 of the Credit Agreement. This Section 5 shall constitute notice under Section 2.08 of the Credit Agreement to so reduce the Revolving Credit Commitment and Section 2.10 of the Credit Agreement to so prepay the Term Loans (it being understood that the Administrative Agent and the Lenders party hereto hereby waive the requirements thereunder that the Borrower provide certain prior notice of such reduction or prepayment).

          SECTION 6. Reference to and Effect on the Financing Documents.

          (a) On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as modified hereby.

          (b) The Credit Agreement and each of the other Loan Documents, as specifically modified by this Amendment Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

          (c) The execution, delivery and effectiveness of this Amendment Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Credit Agreement or the other Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or the other Loan Documents.

          SECTION 7. Affirmation of Guarantors. Each Guarantor signatory hereto hereby consents to the amendments to the Credit Agreement effected hereby, and hereby confirms and agrees that, notwithstanding the effectiveness of the amendments set forth in Section 2 hereof, the obligations of such Guarantor contained in Article III of the Credit Agreement or in any other Loan Documents to which it is a party are, and shall remain, in full force and effect and are hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such amendments, each reference in Article III of the Credit Agreement and in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement as modified by this Amendment Agreement.

          SECTION 8. GOVERNING LAW. THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

          SECTION 9. Execution in Counterparts. This Amendment Agreement may be executed by one or more of the parties to this Amendment Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

KRISPY KREME DOUGHNUT CORPORATION

By: /s/ Douglas R. Muir
Name: Douglas R. Muir
Title: Chief Financial Officer

GUARANTORS:

KRISPY KREME DOUGHNUTS, INC.

GOLDEN GATE DOUGHNUTS, LLC

By:	KRISPY KREME DOUGHNUT CORPORATION,
as authorized Manager

PANHANDLE DOUGHNUTS, LLC

By:	KRISPY KREME MANAGEMENT I, LLC,
an authorized Manager

By:	KRISPY KREME MANAGEMENT II, LLC,
an authorized Manager

By:	KRISPY KREME DOUGHNUT CORPORATION,
as authorized Member of Krispy Kreme Management I,
LLC and Krispy Kreme Management II, LLC

NORTH TEXAS DOUGHNUTS, L.P.

By:	KRISPY KREME DOUGHNUT CORPORATION,
its General Partner

KK CANADA HOLDINGS, INC.

KRISPY KREME MANAGEMENT I, LLC

By:	KRISPY KREME DOUGHNUT CORPORATION,
as authorized Member

KRISPY KREME MANAGEMENT II, LLC

By:	KRISPY KREME DOUGHNUT CORPORATION,
as authorized Member

KRISPY KREME MANAGEMENT III, LLC

By:	KRISPY KREME DOUGHNUT CORPORATION,
as authorized Member

SOUTHERN DOUGHNUTS, LLC

By:	KRISPY KREME MANAGEMENT I, LLC,
as authorized Manager

By:	KRISPY KREME DOUGHNUT CORPORATION,
as authorized Member

SOUTHWEST DOUGHNUTS, LLC

By:	KRISPY KREME MANAGEMENT I, LLC,
as authorized Manager

By:	KRISPY KREME DOUGHNUT CORPORATION,
as authorized Member

NORTHEAST DOUGHNUTS, LLC

By:	KRISPY KREME MANAGEMENT I, LLC,
as authorized Manager

By:	KRISPY KREME DOUGHNUT CORPORATION,
as authorized Member

By: /s/ Douglas R. Muir
Name: Douglas R. Muir
Title: Authorized Officer

KRISPY KREME CANADA, INC.

By: /s/ Douglas R. Muir
Name: Douglas R. Muir
Title: Vice President

HDN DEVELOPMENT CORPORATION

By: /s/ Darryl R. Marsch
Name: Darryl R. Marsch
Title: Vice President

LENDERS

Consent of Required Lenders Received